UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2011
Apartment Trust of America, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4901 Dickens Road, Suite 101, Richmond, Virginia	23230

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 237-1335
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Amendment of Limited Partnership Agreement
     On June 28, 2011, Apartment Trust of America, Inc. (the “Company”) held the 2011 annual meeting of its Board of Directors (the “Board of Directors”). At the annual meeting, the Board of Directors authorized the Company to enter into, as the General Partner of Apartment Trust of America Holdings, LP (the “Partnership”), the Second Amendment (the “Amendment”) to that certain Agreement of Limited Partnership, dated December 27, 2005 and amended as of June 3, 2010 (the “Limited Partnership Agreement”). The Limited Partnership Agreement was amended to reflect the December 31, 2010 change of the Partnership’s name to its current name “Apartment Trust of America Holdings, LP.”
     The material terms of the Amendment are qualified in their entirety by the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Form 8-K”) and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
     Appointment of New Chief Financial Officer
     At the annual meeting of the Board of Directors held on June 28, 2011, the Board of Directors appointed B. Mechelle Lafon as the Company’s new Chief Financial Officer and Treasurer. Ms. Lafon replaces Stanley J. Olander, Jr. as Chief Financial Officer. Mr. Olander will continue to serve as the Company’s Chairman and Chief Executive Officer.
     Ms. Lafon, age 40, previously served as the Company’s controller since December 6, 2010. Prior to joining the Company, from 1999 to June 2008, Ms. Lafon worked at UDR, Inc. (“UDR”), formerly United Dominion Realty Trust, Inc., and from June 2001 to June 2008, she served as UDR’s corporate controller, supervising the corporate accounting, financial reporting and payroll departments. From 1996 to 1999, Ms. Lafon was on the audit staff of Keiter, Stephens, Hurst, Gary & Shreaves, P.C. From 1994 to 1996, she was the senior internal auditor of First Virginia Bank, Inc. Ms. Lafon holds a bachelor’s degree in business administration from James Madison University.
Item 5.03 Amendments to Articles of Incorporation or Bylaws
     Amendment of Bylaws
     Effective June 28, 2001, the Company amended its bylaws (the “Bylaws Amendment”). The purpose of the Bylaws Amendment is to reflect the December 31, 2010 change of the Company’s name to its current name “Apartment Trust of America, Inc.” Prior to the Bylaws Amendment, the Company’s name, as reflected in the Company’s amended and restated bylaws, as amended by the first amendment to such bylaws, was “NNN Apartment REIT, Inc.”
     The terms of the Bylaws Amendment are qualified in their entirety by the Bylaws Amendment filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
     Election of Directors
     On June 28, 2011, the Company held its 2011 annual meeting of stockholders. At the annual meeting, the stockholders voted on the following proposal:
     To elect five directors to the Board of Directors to hold office until the next annual meeting of stockholders and until such person’s successor is duly elected and qualifies. Each of the five nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Withheld
Stanley J. Olander, Jr.	9,545,092.35	785,130.08
Andrea R. Biller	9,584,336.77	745,885.66
Glenn W. Bunting, Jr.	9,590,534.42	739,688.01
Robert A. Gary, IV	9,596,175.77	734,046.67
Richard S. Johnson	9,592,974.46	737,247.94
Item 8.01 Other Events
     Declaration of Distributions
     On June 28, 2011, the Board of Directors authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on July 1, 2011 and ending on September 30, 2011. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0008219 per share of common stock, which is equal to an annualized distribution rate of 3.0%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the July 2011, August 2011 and September 2011 periods will be paid in August 2011, September 2011 and October 2011, respectively, only from legally available funds.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Second Amendment to Amended and Restated Bylaws of Apartment Trust of America, Inc.

10.1	Second Amendment to Agreement of Limited Partnership of Apartment Trust of America Holdings, LP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Trust of America, Inc.
Dated: June 30, 2011	By:	/s/ Gustav G. Remppies
		Name:	Gustav G. Remppies
		Title:	President

Exhibit Index

Exhibit No.	Description

3.1	Second Amendment to Amended and Restated Bylaws of Apartment Trust of America, Inc.

10.1	Second Amendment to Agreement of Limited Partnership of Apartment Trust of America Holdings, LP